Issuer Free Writing Prospectus
Filed pursuant to Rule 433
January 15, 2015
Registration Statement No. 333-189888

RBC Yorkville MLP Distribution Growth Leaders ETN (YGRO)

Royal Bank of Canada Exchange Traded Notes due July 19, 2034
Linked to the Yorkville MLP Distribution Growth Leaders LiquidSM PR Index

The RBC Yorkville MLP Distribution Growth Leaders Exchange
Traded Notes (“ETNs”) provide access to the returns of 25 MLPs exhibiting the highest distribution growth among liquid MLPs.

$100,000,000

Senior Debt
RBC Yorkville MLP Distribution Growth
Leaders Exchange Traded Notes

■	Redeemable at the holder’s option
■	Quarterly coupon less an index fee
■	Listed on NYSE Arca; ticker symbol YGRO
■	CUSIP No: 78011D104
■	Please see the pricing supplement for additional details including limitations and risks

January 2015

RBCnotesfp.com

Royal Bank of Canada is a Canadian chartered bank with  its  principal executive oﬃce at 200  Bay Street, Royal Bank Plaza, Toronto, Ontario Canada M5J  2J5, telephone: 416.974.5151, www.rbcusnotes.com/etns. RBC has ﬁled a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the oﬀering to which this free writing prospectus relates.  Before you invest, you should read those documents and the other documents relating to this oﬀering that we have ﬁled with the SEC for more complete information about us and this oﬀering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, RBC, any agent or any dealer participating in this oﬀering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1.866.609.6009.